Exhibit 99.4

CENTURYTEL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints Glen F. Post, III or Stacey W. Goff, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to cast the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the “Voting Shares”) of CenturyTel, Inc. (the “Company”) that the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held on [          ] and at any and all adjournments thereof (the “Meeting”).
     In addition to serving as a Proxy, this card will also serve as instructions to Computershare Investor Services, LLC (the “Agent”) to cast in the manner designated on the reverse side hereof the number of votes allocable to the undersigned, if any, that are attributable to shares of the Company’s common stock held as of [          ] in the name of the Agent and credited to any plan account of the undersigned in accordance with the Company’s dividend reinvestment plan or employee stock purchase plans. Upon timely receipt of this Proxy, properly executed, all of the votes attributable to your Voting Shares, including any held in the name of the Agent, will be voted as specified.
     The Board of Directors recommends that you vote FOR Items 1, 2, 3 and 4 listed on the reverse side hereof. If this Proxy is properly executed but no specific directions are given, all of your votes will be voted in accordance with these recommendations.
(Please See Reverse Side)

1. A proposal to approve the issuance of shares of common stock of the Company in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 26, 2008, by and among Embarq Corporation, the Company, and Cajun Acquisition Company, as such agreement may be amended from time to time.
☐ FOR           ☐ AGAINST           ☐ ABSTAIN
2. A proposal to amend the Amended and Restated Articles of Incorporation of the Company to eliminate the rights of persons who have continuously owned shares of common stock since May 30, 1987 to ten votes per share of such stock and to provide instead that all holders of common stock will be entitled to one vote per share.
☐ FOR           ☐ AGAINST            ☐ ABSTAIN
3. A proposal to amend the Amended and Restated Articles of Incorporation of the Company to increase the authorized number of shares of CenturyTel common stock from 350,000,000 to 800,000,000.
☐ FOR           ☐ AGAINST           ☐ ABSTAIN
4. A proposal to approve the adjournment of the Meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the proposal to issue common stock of the Company in connection with the merger.
☐ FOR           ☐ AGAINST           ☐ ABSTAIN
5. In their discretion to vote upon such other business as may properly come before the Meeting.

DATE	NAME (PLEASE PRINT)

SIGNATURE

ADDITIONAL SIGNATURE (IF JOINTLY HELD)

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

CENTURYTEL UNION 401(k) PLAN AND TRUST	VOTING INSTRUCTIONS
     The undersigned, acting as a “named fiduciary” of the above-referenced plan of CenturyTel, Inc., as amended (the “Plan”), hereby instructs T. Rowe Price Trust Company (the “Trustee”), as directed trustee of the Plan, to vote at the special meeting of shareholders of CenturyTel, Inc. (the “Company”) to be held on [      ], and any and all adjournments thereof (the “Meeting”), in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all shares of the Company’s common stock held by the Trustee and credited to the Plan account of the undersigned as of [     ] in accordance with the provisions of the Plan (the “Undersigned’s Allocable Votes”) which is listed to the right of the address of the undersigned printed below, and (ii) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the Plan) that are attributable to all shares of the Company’s common stock held by the Trustee as of [      ], as to which properly executed voting instructions are not timely received prior to the Meeting (referred to individually as the “Undersigned’s Proportionate Votes” and collectively with the Undersigned’s Allocable Votes as the “Undersigned’s Votes”).
     The Trustee is hereby directed to authorize the Company’s proxies to vote in their discretion upon such other business as may properly come before the Meeting.

Label with Participant’s Name, Address and Number of Allocable Votes as of [ ] to be printed here.

Date:
Please mark, sign, date and return these instructions promptly using the enclosed envelope.

Signature of Participant

TO BE COUNTED, THE TRUSTEE MUST RECEIVE THIS CARD, PROPERLY COMPLETED, BY [     ].

          The Board of Directors of the Company recommends that you vote FOR Items 1, 2, 3 and 4. Upon timely receipt of these instructions, properly executed, the Undersigned’s Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to any of the Undersigned’s Allocable Votes or the Undersigned’s Proportionate Votes, these votes will be cast in accordance with the Board’s recommendations.
Please fill in boxes as shown using black or blue ink or a number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.
1.    A proposal to approve the issuance of shares of common stock of the Company in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 26, 2008, by and among Embarq Corporation, the Company, and Cajun Acquisition Company, as such agreement may be amended from time to time.

		FOR	AGAINST	ABSTAIN
a.	Undersigned’s Allocable Votes:	☐	☐	☐

b.	Undersigned’s Proportionate Votes:	☐	☐	☐
2.    A proposal to amend the Amended and Restated Articles of Incorporation of the Company to eliminate the rights of persons who have continuously owned shares of common stock since May 30, 1987 to ten votes per share of such stock and to provide instead that all holders of common stock will be entitled to one vote per share.

		FOR	AGAINST	ABSTAIN
a.	Undersigned’s Allocable Votes:	☐	☐	☐

b.	Undersigned’s Proportionate Votes:	☐	☐	☐
3.    A proposal to amend the Amended and Restated Articles of Incorporation of the Company to increase the authorized number of shares of CenturyTel common stock from 350,000,000 to 800,000,000.

		FOR	AGAINST	ABSTAIN
a.	Undersigned’s Allocable Votes:	☐	☐	☐

b.	Undersigned’s Proportionate Votes:	☐	☐	☐
4.    A proposal to approve the adjournment of the Meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the proposal to issue CenturyTel common stock in connection with the merger.

		FOR	AGAINST	ABSTAIN
a.	Undersigned’s Allocable Votes:	☐	☐	☐

b.	Undersigned’s Proportionate Votes:	☐	☐	☐
PLEASE SIGN AND DATE ON THE REVERSE SIDE.

CENTURYTEL DOLLARS & SENSE 401(k) PLAN AND TRUST	VOTING INSTRUCTIONS
     The undersigned, acting as a “named fiduciary” of the above-referenced plan of CenturyTel, Inc., as amended (the “Plan”), hereby instructs The Trust Company of Sterne, Agee & Leach, Inc. and T. Rowe Price Trust Company (the “Trustees”), as directed trustees with respect to shares of the common stock of CenturyTel, Inc. (“CenturyTel Shares”) held by the Trustees in separate accounts in accordance with the Plan, to vote at the special meeting of shareholders of CenturyTel, Inc. (the “Company”) to be held on [    ], and any and all adjournments thereof (the “Meeting”), in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all CenturyTel Shares held by Sterne, Agee & Leach, Inc. and credited to the ESOP, Stock Bonus or PAYSOP accounts of the undersigned as of [      ] or held by T. Rowe Price Trust Company and credited to the 401(k) accounts of the undersigned as of [      ] in accordance with the provisions of the Plan and the related trusts referred to therein (the “Undersigned’s Allocable Votes”) which is listed to the right of the address of the undersigned printed below, and (ii) the number of votes allocable to the undersigned (determined in the manner specified in the Plan or the related trusts) that are attributable to all CenturyTel Shares held by the Trustees as of [      ] as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (referred to individually as the “Undersigned’s Proportionate Votes” and collectively with the Undersigned’s Allocable Votes as the “Undersigned’s Votes”).
     The Trustees are hereby directed to authorize the Company’s proxies to vote in their discretion upon such other business as may properly come before the Meeting.

Participant’s Name, Address and Number of Allocable Votes as of [ ] to be printed here.

Date:
Please mark, sign, date and return these instructions promptly using the enclosed envelope.

Signature of Participant

TO BE COUNTED, THE TRUSTEES MUST RECEIVE THIS CARD, PROPERLY COMPLETED, BY [     ].

          The Board of Directors of the Company recommends that you vote FOR Items 1, 2, 3 and 4. Upon timely receipt of these instructions, properly executed, the Undersigned’s Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to any of the Undersigned’s Allocable Votes or the Undersigned’s Proportionate Votes, these votes will be cast in accordance with the Board’s recommendations.
Please fill in boxes as shown using black or blue ink or a number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.
1.    A proposal to approve the issuance of CenturyTel Shares in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 26, 2008, by and among Embarq Corporation, the Company, and Cajun Acquisition Company, as such agreement may be amended from time to time.

		FOR	AGAINST	ABSTAIN
a.	Undersigned’s Allocable Votes:	☐	☐	☐

b.	Undersigned’s Proportionate Votes:	☐	☐	☐
2.    A proposal to amend the Amended and Restated Articles of Incorporation of the Company to eliminate the rights of persons who have continuously owned shares of common stock since May 30, 1987 to ten votes per share of such stock and to provide instead that all holders of common stock will be entitled to one vote per share.

		FOR	AGAINST	ABSTAIN
a.	Undersigned’s Allocable Votes:	☐	☐	☐

b.	Undersigned’s Proportionate Votes:	☐	☐	☐
3.    A proposal to amend the Amended and Restated Articles of Incorporation of the Company to increase the authorized number of shares of CenturyTel common stock from 350,000,000 to 800,000,000.

		FOR	AGAINST	ABSTAIN
a.	Undersigned’s Allocable Votes:	☐	☐	☐

b.	Undersigned’s Proportionate Votes:	☐	☐	☐
4.    A proposal to approve the adjournment of the Meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the proposal to issue CenturyTel Shares in connection with the merger.

		FOR	AGAINST	ABSTAIN
a.	Undersigned’s Allocable Votes:	☐	☐	☐

b.	Undersigned’s Proportionate Votes:	☐	☐	☐
PLEASE SIGN AND DATE ON THE REVERSE SIDE.